EXHIBIT A
SCHEDULE 13D JOINT FILING AGREEMENT
In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this Joint Filing Agreement is attached, and have duly executed this Joint Filing Agreement as of the date set forth below.

Dated: December 9, 2010	Berggruen Acquisition Holdings Ltd
	By:	/S/ JARED BLUESTEIN
	Name:	Jared Bluestein
	Title:	Secretary

Berggruen Holdings North America Ltd
	By:	/S/ JARED BLUESTEIN
	Name:	Jared Bluestein
	Title:	Director

Berggruen Holdings Ltd
	By:	/S/ JARED BLUESTEIN
	Name:	Jared Bluestein
	Title:	Director

Nicolas Berggruen Charitable Trust
	By:	Maitland Trustees Limited, as Trustee

	By:	*

*
Nicolas Berggruen

* By	/S/ JARED BLUESTEIN Jared Bluestein
Attorney-in-Fact

SCHEDULE A
Berggruen Acquisition Holdings Ltd
     Set forth below is the name and business address of each director and executive officer of Berggruen Acquisition Holdings Ltd. Each such person is a citizen of the United States of America.

Name	Title	Address
Nicolas Berggruen	Sole Director, President,	c/o Greenberg Traurig, P.A.
	Vice President and	401 East Las Olas Blvd.
	Treasurer	Suite 2000
Fort Lauderdale, FL 33301

Jared Bluestein	Secretary	1114 Avenue of the Americas
41st Floor
New York, NY 10036
Berggruen Holdings North America Ltd
     Set forth below is the name and business address of each director of Berggruen Holdings North America Ltd. There are no executive officers of Berggruen Holdings North America Ltd. Each such person is a citizen of the United States of America, except for Mr. Cook who is a citizen of Great Britain.

Name	Title	Address
Nicolas Berggruen	Director	c/o Greenberg Traurig, P.A.
401 East Las Olas Blvd.
Suite 2000
Fort Lauderdale, FL 33301

Jared Bluestein	Director	1114 Avenue of the Americas
41st Floor
New York, NY 10036

Graham Cook	Director	Mill Mall
PO Box 964
Road Town, Tortola
British Virgin Islands

Berggruen Holdings Ltd
     Set forth below is the name and business address of each director of Berggruen Holdings Ltd. There are no executive officers of Berggruen Holdings Ltd. Each such person is a citizen of the United States of America, except for Mr. Cook who is a citizen of Great Britain.

Name	Title	Address
Nicolas Berggruen	Director	c/o Greenberg Traurig, P.A.
401 East Las Olas Blvd.
Suite 2000
Fort Lauderdale, FL 33301

Jared Bluestein	Director	1114 Avenue of the Americas
41st Floor
New York, NY 10036

Graham Cook	Director	Mill Mall
PO Box 964
Road Town, Tortola British Virgin Islands